SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 26, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On March 26, 2019, Craft Brew Alliance, Inc. (the "Company"), with the approval of the Compensation Committee (the “Committee”) of the Company’s Board of Directors, entered into an executive employment agreement (the “Employment Agreement”) with Christine Perich, in connection with her appointment as the Company’s Chief Financial and Strategy Officer, Executive Vice President and Treasurer effective April 1, 2019 (the “Effective Date”).

Ms. Perich, age 50, previously spent 16 years at New Belgium Brewing Company (“New Belgium”), headquartered in Fort Collins, Colorado. She was New Belgium’s chief financial officer from 2004 through September 2014, also taking on the chief operating officer role beginning in 2008. She was president and chief operating officer of New Belgium from September 2014 through October 2015, and then president and chief executive officer until November 2016. She then established Perich Advisors, a strategy, culture and leadership development consultancy, through which she has advised businesses in multiple industries. She also served as chief executive officer of WTRMLN WTR, a fast growing juice beverage company based in the greater New York City area, for 11 months in 2017.

The term of the Employment Agreement is 21 months, ending on December 31, 2020 (the “Contract Term”). The Employment Agreement provides for an annual base salary of $290,000 throughout the Contract Term. Ms. Perich will also be entitled to an annual cash incentive (“STI”) bonus in a target amount equal to 65% of her annual base salary level (prorated for the nine months ending December 31, 2019), with the actual payouts to be determined by the Committee based on the achievement of corporate and individual performance goals.

On the Effective Date, Ms. Perich will also receive a cash signing bonus in the amount of $37,700 and an award of fully-vested shares of the Company’s common stock with a value equal to $65,250. If she remains employed through March 31, 2020, she will be entitled to a one-time, lump-sum cash retention bonus on that date equal to 65% of the cash STI bonus paid with respect to the nine months ending December 31, 2019, provided that such retention bonus will be not less than $56,550 and not more than $91,894.

Also on the Effective Date, Ms. Perich will be granted restricted stock units (“RSUs’) under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) for a number of shares with a value totaling $125,063, based on the closing sale price of the common stock on February 21, 2019. The RSUs will vest as to approximately 13% of the award on March 31, 2020, 34.8% on December 31, 2020, and 52.2% on March 31, 2022; provided in each case that she remains employed through the applicable date. She will also be granted performance share awards (“PSUs”) under the 2014 Plan for a number of shares with a total value of $304,500, based on the closing sale price of the common stock on February 21, 2019. The PSUs will vest as to approximately 16.7% in early 2020, 33.3% in early 2021, and 50% in early 2022; provided that payouts are tied to the achievement of the performance goals approved for performance share awards granted to the Company’s other executive officers in 2017, 2018 and early 2019, respectively. Payouts are contingent on her continued employment through the specified settlement dates. In the first quarter of 2020, Ms. Perich will receive awards of RSUs and PSUs with a total value on the grant date equal to 75% of her base salary rate for 2020.

The Employment Agreement also provides for the payment of severance compensation following termination of employment prior to or as of the end of the Contract Term (i) by the Company other than for “cause” or (ii) by Ms. Perich for “good reason.” In the absence of a change in control of the Company, Ms. Perich would receive 12 monthly payments equal to her monthly base salary rate then in effect, plus a cash payment equal to the amount of health insurance premiums under COBRA for 12 months.

If Ms. Perich’s employment is terminated after a change in control occurs, a single cash payment will be made within 45 days following termination in an amount equal to 18 months of base salary, plus (i) an amount equal to her STI target bonus for the year in which the termination occurs and (ii) an amount equal to the sum of COBRA health insurance premiums for 18 months. In addition, effective immediately prior to such termination of employment, all RSUs and stock options that she holds will be fully vested. The amount to be paid with respect to outstanding PSUs will be determined by the Committee in its reasonable discretion based on the pro rata portion of the performance period that has elapsed and the extent to which progress towards the applicable performance goals has been achieved. In no event will the amounts of PSUs that are treated as earned and vested be less than 33% of the target amount of each outstanding award. The payment of severance benefits is conditioned on Ms. Perich’s execution of a general release of claims against the Company.

The following definitions apply for purposes of the Employment Agreement:

•
“Change in control” is defined as: (a) the acquisition by a person or group of more than 50% of the Company’s outstanding stock; (b) replacement of a majority of the directors during a 12-month period (unless endorsed by a majority of the existing directors); or (c) acquisition by a person or group of assets representing at least 75% of the total gross fair market value of the Company’s assets.

•
“Cause” means: (a) engaging in conduct which has substantially and adversely impaired the Company’s interests (or would likely have that effect in the event of continued employment); (b) engaging in fraud, dishonesty or self-dealing relating to, or arising out of, employment with the Company; (c) violating any criminal law relating to such employment or to the Company; (d) engaging in conduct which constitutes a material violation of a significant Company policy or Code of Conduct and Ethics; or (e) repeatedly refusing to obey lawful directions of the Board of Directors.

•
“Good reason” is defined as the occurrence of one or more of the following events without Ms. Perich’s consent: (a) a material reduction in base compensation; (b) a material reduction in authority, duties, or responsibilities as defined; (c) a material reduction in the authority, duties, or responsibilities of the Chief Executive Officer; (d) the failure of a successor of the Company to expressly assume the Employment Agreement; or (e) a material breach of the Employment Agreement by the Company.

There are no transactions in which Ms. Perich has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between her and any of the Company's executive officers or directors. There are no other arrangements or understandings between Ms. Perich and any other persons or entities with regard to her appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: March 28, 2019	By:	/s/Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer